23(h)(3)(b)	Expense Limitation Agreement — Amended Schedules A and B dated November 30, 2009

SCHEDULE A
DATED NOVEMBER 30, 2009
TRANSAMERICA FUNDS
OPERATING EXPENSE LIMITS
     This Agreement relates to the following Funds of the Company:

				MAXIMUM OPERATING
	CLASS A, B, C,			EXPENSE LIMIT
FUND NAME	I, I2, R and T	CLASS P		EFFECTIVE THROUGH
Transamerica AEGON High Yield Bond	1.24%	0.90	%*	March 1, 2011
Transamerica AllianceBernstein International Value	1.13%	N/A		March 1, 2010
Transamerica Asset Allocation — Conservative Portfolio	0.45%	N/A		March 1, 2010
Transamerica Asset Allocation — Growth Portfolio	0.45%	N/A		March 1, 2010
Transamerica Asset Allocation — Moderate Growth Portfolio	0.45%	N/A		March 1, 2010
Transamerica Asset Allocation — Moderate Portfolio	0.45%	N/A		March 1, 2010
Transamerica Balanced	1.45%	1.10	%*	March 1, 2011
Transamerica BlackRock Global Allocation	1.00%	N/A		March 1, 2010
Transamerica BlackRock Large Cap Value	1.00%	N/A		March 1, 2010
Transamerica BlackRock Natural Resources	1.00%	N/A		March 1, 2010
Transamerica BNY Mellon Market Neutral Strategy	1.65%**	N/A		March 1, 2010
Transamerica Clarion Global Real Estate Securities	N/A	N/A		March 1, 2010
Transamerica Diversified Equity	1.17%	1.15	%*	March 1, 2011
Transamerica Equity	1.17%	1.15	%*	March 1, 2011
Transamerica Federated Market Opportunity	1.05%	N/A		March 1, 2010
Transamerica First Quadrant Global Macro	1.65%	N/A		November 1, 2010
Transamerica Flexible Income	1.50%	N/A		March 1, 2010
Transamerica Focus	1.20%	1.40	%*	March 1, 2011
Transamerica Growth Opportunities	1.40%	1.40	%*	March 1, 2011
Transamerica Jennison Growth	N/A	N/A		March 1, 2010
Transamerica JPMorgan Core Bond	0.70%	N/A		June 30, 2010
Transamerica JPMorgan International Bond	0.75%	N/A		March 1, 2010
Transamerica JPMorgan Mid Cap Value	1.05%	N/A		March 1, 2010
Transamerica Loomis Sayles Bond	0.88%	N/A		March 1, 2010
Transamerica MFS International Equity	N/A	N/A		March 1, 2010
Transamerica Money Market	0.48%	0.48%		March 1, 2011
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	N/A		March 1, 2010
Transamerica Multi-Manager International Portfolio	0.45%	N/A		March 1, 2010
Transamerica Neuberger Berman International	1.25%	N/A		March 1, 2010
Transamerica Oppenheimer Developing Markets	1.45%	N/A		March 1, 2010
Transamerica Oppenheimer Small- & Mid-Cap Value	1.15%	N/A		March 1, 2010
Transamerica PIMCO Real Return TIPS	N/A	N/A		March 1, 2010
Transamerica PIMCO Total Return	N/A	N/A		March 1, 2010
Transamerica Schroders International Small Cap	1.27%	N/A		March 1, 2010
Transamerica Short-Term Bond	0.85%†	N/A		March 1, 2010
Transamerica Small/Mid Cap Value	1.40%	N/A		March 1, 2010
Transamerica Third Avenue Value	1.00%	N/A		March 1, 2010
Transamerica Thornburg International Value	1.35%	N/A		March 1, 2010
Transamerica UBS Large Cap Value	1.02%	N/A		March 1, 2010

			MAXIMUM OPERATING
	CLASS A, B, C,		EXPENSE LIMIT
FUND NAME	I, I2, R and T	CLASS P	EFFECTIVE THROUGH
Transamerica Van Kampen Emerging Markets Debt	1.15%	N/A	March 1, 2010
Transamerica Van Kampen Mid-Cap Growth	1.00%	N/A	March 1, 2010
Transamerica Van Kampen Small Company Growth	1.15%	N/A	March 1, 2010
Transamerica WMC Emerging Markets	1.40%	N/A	March 1, 2010

*	The expense caps for Class P shares are inclusive of 12b-1 fees.

**	Exclusive of dividend expense on short sales.

†	Effective May 1, 2009, the Investment Manager agreed to further reduce the Fund Operating Expenses of Transamerica Short-Term Bond by waiving 0.10% of its investment management fees payable to it by Transamerica Short-Term Bond for one year through May 1, 2010. In addition, the Investment Manager agrees that 0.10% of the 0.35% 12b-1 fee applicable to Class A shares of Transamerica Short-Term Bond will be waived for one year through May 1, 2010.

SCHEDULE B
DATED NOVEMBER 30, 2009
TRANSAMERICA FUNDS
FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica AEGON High Yield Bond*
Transamerica AllianceBernstein International Value*
Transamerica Asset Allocation — Conservative Portfolio
Transamerica Asset Allocation — Growth Portfolio
Transamerica Asset Allocation — Moderate Growth Portfolio
Transamerica Asset Allocation — Moderate Portfolio
Transamerica Balanced
Transamerica BlackRock Global Allocation*
Transamerica BlackRock Large Cap Value
Transamerica BlackRock Natural Resources
Transamerica BNY Mellon Market Neutral Strategy
Transamerica Diversified Equity
Transamerica Equity*
Transamerica Federated Market Opportunity*
Transamerica First Quadrant Global Macro
Transamerica Flexible Income
Transamerica Focus
Transamerica Growth Opportunities*
Transamerica JPMorgan Core Bond
Transamerica JPMorgan International Bond*
Transamerica JPMorgan Mid Cap Value
Transamerica Loomis Sayles Bond
Transamerica Money Market
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio*
Transamerica Neuberger Berman International*
Transamerica Oppenheimer Developing Markets*
Transamerica Oppenheimer Small-& Mid-Cap Value
Transamerica Schroders International Small Cap
Transamerica Short-Term Bond
Transamerica Small/Mid Cap Value
Transamerica Third Avenue Value
Transamerica Thornburg International Value
Transamerica UBS Large Cap Value
Transamerica Value Balanced*
Transamerica Van Kampen Emerging Markets Debt
Transamerica Van Kampen Mid Cap Growth*
Transamerica Van Kampen Small Company Growth
Transamerica WMC Emerging Markets

*	The Fund may not recapture any fees waived and/or reimbursed prior to March 1, 2008.